Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Independent Bank Group, Inc. of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Independent Bank Group, Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

MCGLADREY LLP

/s/ McGladrey LLP

Dallas, Texas

June 25, 2014